CMKM DIAMONDS THANKS NEW SECURITIES COUNSEL FOR REINSTATING 34 ACT REPORTING STATUS.

Las Vegas, NV - February 17, 2004 - CMKM Diamonds, Inc. (Pink Sheets-CMKX) today announced the reinstatement of its reporting status under the Securities Exchange Act of 1934 through the filing of an amended Form 15.

On February 9, 2005, CMKX engaged Stoecklein Law Group, a firm specializing in securities matters, as new securities counsel to assist with the correction of past deficiencies and guide CMKX through its regulatory compliance requirements. "When I joined the board one of my prime assignments was to improve corporate compliance. A prime component was to reinstate reporting status, which was efficiently and expeditiously handled by the Stoecklein Law Group," stated Robert A. Maheu, co-chairman of CMKX.

"On behalf of the Company and its stockholders, we would like to sincerely thank Roger Glenn and his firm for all of their past efforts," stated Urban Casavant, CEO/president of CMKX.

With its reporting requirements now reinstated, CMKX can now file current, quarterly and annual reports with the SEC disclosing vital corporate information to the investing public and its stockholders. However, due to the length of time CMKX has not been reporting there are a substantial number of filings, including financial statement audits, that will need to be made to bring CMKX current in its reporting obligations. Readers of this press release are encouraged to monitor the SEC's EDGAR website (www.sec.gov) for future CMKX filings.

"We are extremely appreciative of Stoecklein Law Group's immediate attention to our needs. I have worked with them in the past and they have always exceeded my expectations," said Maheu.

CMKX is currently working towards completing an audit of its financial statements and the preparation of the necessary SEC filings. Investors and stockholders are being asked to please refrain from contacting the Company or Stoecklein Law Group to allow them to focus on completing the task at hand. All corporate updates will be made in press releases and filed in current reports on Form 8-K as they become available.

Forward-Looking Statements:

This press release may contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws describing the reinstatement of CMKX's reporting obligations and the expected impact of these obligations on CMKX's operations. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are based on current expectations and assumptions that are subject to certain risks and uncertainties that could cause actual results to differ materially from CMKX's historical experience and its projections. Such forward-looking statements are inherently uncertain, and actual results may differ from those expressed or implied in the forward-looking statements. Consequently, readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

CMKX's actual results could differ materially from such forward-looking statements because of factors such as: uncertain regulatory scrutiny; the current state of operations; unavailability of documentation and corporate records; timing necessary to comply with reporting requirements; lack of adequate internal controls; unforeseen capital deficiencies; unavailability of insurance; changes in the mining and metals environment, including actions of competitors; the effectiveness of CMKX's development and drilling programs; regulatory and legal changes; and other risks associated with companies in similar industries. CMKX undertakes no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

    CMKM Diamonds, Inc.

    Andrew Hill, 306-752-3755 or 877-752-3755

    cmkxir@mail.casavantmining.com